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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the UICI Employee Stock Ownership and Savings Plan and to the incorporation by reference therein of our report dated June 26, 2000, with respect to the statements of net assets available for benefits, statements of changes in net assets available for benefits, and schedules of the Plan included in its Annual Report (Form 11-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ WHITLEY PENN
                                                     ---------------------------
                                                         WHITLEY PENN

Fort Worth, Texas
August 11, 2000